EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our reports dated March 12, 2009, with respect to the consolidated financial statements and schedule of Park-Ohio Holdings Corp. and the effectiveness of internal control over financial reporting of Park-Ohio Holdings Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2008, in the following Registration Statements and in the related prospectuses:

Registration Statement	Description	Shares Registered
Form S-8 (333-01047)	Individual Account Retirement Plan	1,500,000
Form S-8 (333-58161)	1998 Long-Term Incentive Plan	550,000
Form S-8 (333-110536)	Amended and Restated 1998 Long-Term Incentive Plan	1,100,000

Form S-3 (333-134653)	Registration of $100 million of Park-Ohio Holdings Corp.’s shares of common stock and debt securities
Form S-8 (333-137540)	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan	1,000,000
/s/ ERNST & YOUNG LLP
Cleveland, Ohio
March 12, 2009